Exhibit (a)(5)(D)

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 1.214.638.0145 Fax 1.214.638.0447

Press Release

FOR IMMEDIATE RELEASE	June 12, 2019

Jacobs Completes Tender Offer of KeyW Outstanding Shares of Common Stock

DALLAS – Jacobs (NYSE:JEC) today announced that through its wholly-owned indirect subsidiary, Atom Acquisition Sub, Inc., it has successfully completed its previously announced tender offer for all of the outstanding shares of common stock, par value $0.001 per share, of The KeyW Holding Corporation (NASDAQ: KEYW), at a price of $11.25 per share, net to the seller in cash, without interest thereon and less any applicable withholding taxes. The tender offer expired at one minute after 11:59 p.m. on Tuesday, June 11, 2019. Broadridge Corporate Issuer Solutions, Inc., the depositary agent for the tender offer, has advised Jacobs that, as of the tender offer expiration, an aggregate of 39,928,947 KeyW shares were validly tendered pursuant to the tender offer, representing approximately 80% of the KeyW shares then outstanding.

Because of the tender offer, Jacobs now indirectly owns a sufficient number of shares in KeyW to complete a “short-form” merger under applicable Maryland law without stockholder approval.  The parties expect to complete the acquisition of all remaining outstanding shares of KeyW on Wednesday, June 12, 2019, pursuant to a merger of Jacobs’ wholly-owned indirect subsidiary with and into KeyW. Following the merger, KeyW will be a wholly-owned indirect subsidiary of Jacobs, and its shares will be delisted from NASDAQ.

About Jacobs

Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With approximately $12 billion in revenue and a talent force of more than 50,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management's current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements.  For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2019, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company's other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

For additional information, contact:

Jacobs

Investors:
Jonathan Doros, 817-239-3457
jonathan.doros@jacobs.com

Media:
Amy Ochs, 214-912-9171
amy.ochs@jacobs.com